Exhibit 99.1

June 8, 2022

Board of Directors

Emmaus Life Sciences, Inc.

21250 Hawthorne Blvd, Suite 800

Torrance, CA 90503

Re: Request for Resignation from the Board

Dear Board of Directors:

As you are aware, Dr. Yutaka Niihara has requested repeatedly over the last few days that Lori Teranishi, Al Lui and Jane Pine Wood resign from the Board of Directors of Emmaus Life Sciences, Inc., ostensibly for cost cutting reasons. While we recognize that cutting expenditures is critical at this time, the timing of Dr. Niihara’s requests coincides precisely with our repeated requests for more in-depth financial information, budget projections and business plans for the company. The role of the board of directors of a publicly traded company is to provide financial oversight, ensure that management is fulfilling its responsibilities, protect shareholder interests, and vote on major company decisions. It has become clear to us that Dr. Niihara is unwilling to work in a cooperative fashion as we attempt to fulfill our roles as directors. Consequently, Lori Teranishi, Al Lui, and Jane Pine Wood are tendering our resignations effective immediately. We know that Emmaus has many hardworking, dedicated employees, and we continue to believe in the Endari product. We wish the company success in the future.

Sincerely,

/s/ Jane Pine Wood, Esq.
Jane Pine Wood, Esq.

/s/ Lori Teranishi
Lori Teranishi

/s/ Alfred Lui, M.D.
Alfred Lui, M.D.